UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2007
SAVE THE WORLD AIR, INC.

(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	0-29185 (Commission File Number)	52-2088326 (IRS Employer Identification No.)
5125 Lankershim Boulevard, North Hollywood, California 91601
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (818) 487-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On January 4, 2007, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Spencer Clarke LLC (“Spencer Clarke”) pursuant to which Spencer Clarke has agreed that for a twelve-month period beginning January 4, 2007, Spencer Clarke will provide the Company with financial consulting services (including but not limited to executive search, strategic partnerships, research on new markets, strategic visibility, etc) to help further develop the Company’s strategic business plan.
     For Spencer Clarke’s services the Company has agreed to pay Spencer Clarke a non-refundable fee of $20,000 per month, payable in advance. The first payment, in the amount of $60,000 and covering three months, is payable by the Company on March 1, 2007. The Company will also reimburse Spencer Clarke for expenses it incurs in connection with the performance of its services under the Consulting Agreement, provided that expenses in excess of $2,000 require the Company’s prior approval before such expenses may be incurred by Spencer Clarke.
     The Company has agreed to indemnify Spencer Clarke against any losses, claims, damages or liabilities to which Spencer Clarke may become subject arising out of or in connection with the services it renders under the Consulting Agreement, unless it is finally judicially determined that such losses, claims, damages or liabilities arose primarily out of the gross negligence or bad faith of Spencer Clarke. The Company has also agreed to reimburse Spencer Clarke immediately for any legal or other expenses they reasonably incur in connection with investigating, preparing to defend or defending any lawsuits or other proceedings arising out of or in connection with their rendering of services under the Consulting Agreement; provided, however, that in the event of a final judicial determination that the alleged losses, claims, damages or liabilities arose primarily out of the gross negligence or bad faith of Spencer Clarke, Spencer Clarke will remit to the Company any amounts reimbursed, but the amount which Spencer Clarke must remit in such event is limited to the fee payable by the Company to Spencer Clarke under the Consulting Agreement.
Item 9.01 Financial Statements and Exhibits
     (a) Financial Statements
          None
     (b) ProForma Financial Information
          None
     (c) Exhibits
     10.1 Consulting Agreement dated January 4, 2007 between the Company and Spencer Clarke LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2007	SAVE THE WORLD AIR, INC.
	By:	/s/ Bruce McKinnon
Bruce McKinnon
Chief Executive Office and President